UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2015

Carter Validus Mission Critical REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-191706 (1933 Act)	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 West Kennedy Blvd.

Suite 650

Tampa, Florida 33609

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.01 and Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 17, 2015, Carter Validus Mission Critical REIT II, Inc. (the “Company”), through a wholly-owned subsidiary of Carter Validus Operating Partnership II, LP (“CVOP II”), the Company’s operating partnership, entered into an agreement with Carter Validus Properties II, LLC (the “Assignor”), an affiliated entity of the Company, to assume all of the Assignor’s right, title and interest in a Purchase Agreement (as amended, the “Purchase Agreement”) with Overland Park Rehab, LP, a Texas limited partnership, as the seller, which is not affiliated with the Company, its advisor or its affiliates, for the purchase of 100% of the fee simple interest in an approximately 54,568 rentable square foot medical facility property (the “Heartland Rehabilitation Hospital”), located in the Kansas City, Missouri-Kansas metropolitan statistical area, for a purchase price of $24,579,302, plus closing costs.

The Company funded the purchase of the Heartland Rehabilitation Hospital using net proceeds from the Company’s ongoing initial public offering. In connection with the acquisition, the Company paid an acquisition fee of $491,586, or 2% of the purchase price, to Carter Validus Advisors II, LLC, the Company’s advisor. The Company believes the Heartland Rehabilitation Hospital is adequately insured.

The Heartland Rehabilitation Hospital was constructed in 2014. As of February 17, 2015, the Heartland Rehabilitation Hospital was 100% leased to Heartland Rehabilitation Hospital, LLC (“Heartland”). The Company believes the tenant is creditworthy based on its historical revenue and cash flow streams. All of the operations at the Heartland Rehabilitation Hospital and the principal nature of business of Heartland are healthcare related.

The following table shows the material terms of the lease agreement with the sole tenant of the Heartland Rehabilitation Hospital as of February 17, 2015:

Tenant	Square	Current Annual	Base Rent Per Square	Lease Term		Renewal
	Feet	Base Rent(1)	Foot	Beginning	Ending	Options(3)

Heartland (2)	54,568	$1,932,225	$35.41	12/31/2014	12/31/2034	1/5 yr.

(1)	On January 1, 2016 and each 12-month anniversary thereafter during the term, annual rent increases by the greater of (i) 2% over the amount of annual base rent for the preceding 12-month period or (ii) the percentage increase in the Consumer Price Index for all Urban Consumers during the immediately preceding 12-month period.
(2)	The tenant entered into a net lease pursuant to which the tenant is required to pay all operating expenses and capital expenditures of the building.
(3)	Represents option renewal period/term of each option.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Increase in Pool Availability under KeyBank Credit Facility

As previously reported in a Current Report on Form 8-K filed on December 23, 2014, CVOP II and certain of the Company’s subsidiaries amended certain agreements related to the Company’s credit facility (the “KeyBank Credit Facility”) to increase the maximum commitments available under the KeyBank Credit Facility from $35,000,000 to an aggregate of up to $180,000,000, consisting of a revolving line of credit with a maturity date of December 17, 2017, subject to CVOP II’s right for two, 12-month extension periods (the “KeyBank Credit Facility Amendment”). Subject to certain conditions, the KeyBank Credit Facility can be increased to $400,000,000.

On February 17, 2015, in connection with the Company’s acquisition of the Heartland Rehabilitation Hospital, CVOP II, through a wholly-owned subsidiary, entered into a joinder agreement with KeyBank National Association to add the Heartland Rehabilitation Hospital to the pool availability of the KeyBank Credit Facility, which increased CVOP II’s pool availability under the KeyBank Credit Facility by approximately $13,109,119.

The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value and debt service coverage ratios contained in the KeyBank Credit Facility Amendment. As of February 17, 2015, CVOP II had $32,000,000 outstanding under the KeyBank Credit Facility and had an aggregate pool availability of $33,047,000.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Purchase Agreement, dated July 24, 2013, by and between Overland Park Rehab, LP and Carter Validus Properties, LLC.

10.2	Assignment of Purchase Agreement, dated October 13, 2014, by and among Overland Park Rehab, LP, Carter Validus Properties, LLC and Carter Validus Properties II, LLC.

10.3	First Amendment to Purchase Agreement, dated January 20, 2015, by and between Overland Park Rehab, LP and Carter Validus Properties II, LLC.

10.4	Second Amendment to Purchase Agreement, dated February 17, 2015, by and between Overland Park Rehab, LP and HCII-5100 INDIAN CREEK PARKWAY, LLC.

10.5	Assignment of Purchase Agreement, dated February 17, 2015, by and between Carter Validus Properties II, LLC and HCII-5100 INDIAN CREEK PARKWAY, LLC.

10.6	Assignment and Assumption of Leases, dated February 17, 2015, by and between Overland Park Rehab, LP and HCII-5100 INDIAN CREEK PARKWAY, LLC.

10.7	Joinder Agreement, dated February 17, 2015, by HCII-5100 INDIAN CREEK PARKWAY, LLC to KeyBank National Association, as Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT II, Inc.

Dated: February 23, 2015	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer